UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information disclosed under the heading “Cash, Cash Equivalents and Marketable Securities as of September 30, 2026” under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 27, 2026, Aclaris Therapeutics, Inc. (the “Company”) issued a press release announcing primary analysis results from the Phase 1b proof-of-concept (“POC”) trials of its anti-TSLP/IL-4Rα bispecific antibody ATI-052 in atopic dermatitis (“AD”) and asthma (the “Results”). The Company also announced it would hold a webcast and conference call with slides related to the Results.  A copy of the press release and the presentation that will accompany the webcast and conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Item 9.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Cash, Cash Equivalents and Marketable Securities as of September 30, 2026

Based upon preliminary estimates and information available to the Company, it estimates that its cash, cash equivalents and marketable securities were approximately $204.6 million as of September 30, 2026.  This amount has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. The Company’s actual cash, cash equivalents and marketable securities as of September 30, 2026 may differ from this amount after it completes its comprehensive accounting procedures for the quarter ended September 30, 2026, and any such differences may be material.

Primary Analysis Results

The Results announced are summarized below.

Phase 1b POC Trial in AD

The randomized, double-blind, placebo-controlled Phase 1b trial evaluated the safety and tolerability of ATI-052 compared with placebo in 14 patients with severe AD. Patients were randomized 3:1 to receive five weekly doses of 480 mg of ATI-052 or placebo from weeks 0 through 4. Endpoints for the primary analysis were assessed at day 57.

Four patients were excluded from the prespecified per-protocol analysis for reasons defined before unblinding. Two patients in the ATI-052 arm were excluded because one received only two doses and one did not meet the eligibility criteria. Two patients in the placebo arm were excluded because they took rescue medication early in the study. The resulting per-protocol population consisted of nine patients in the ATI-052 arm and one patient in the placebo arm. Among per-protocol patients in the ATI-052 arm, 78% had severe disease at baseline, as defined by a score of 4 on the Validated Investigator’s Global Assessment (“vIGA”).

Primary analysis results from the AD trial included:

Eczema Area and Severity Index (“EASI”) Score:

●	Patients treated with ATI-052 experienced a 45% placebo-adjusted mean improvement in EASI score from baseline at day 57, reflecting a 58% mean improvement in the ATI-052 arm compared with a 13% mean improvement in the placebo arm. Patients treated with ATI-052 experienced a 62% mean improvement from baseline in EASI score at week 10 and EASI improvement was maintained through week 16, for the subset of patients with available data.

●	In post hoc analyses of patients treated with ATI-052, mean improvements from baseline in EASI score at week 10 were 82% among patients with a baseline vIGA of 3 and 56% among those with a baseline vIGA of 4.
●	Patients treated with ATI-052 experienced a 78% placebo-adjusted EASI-50 at day 57. Of those, in a post-hoc analysis, 100% of patients with a baseline severity of vIGA 3 achieved placebo-adjusted EASI-50 at day 57 compared to 71% of patients with a baseline severity of vIGA 4.
●	In a post-hoc analysis, 89% of subjects treated with ATI-052 achieved EASI-50 during the study.

Peak Pruritus Numerical Rating Scale (“PP-NRS”):

●	Improvement in itch was observed in the first week and continued to deepen through week 10 in patients with available data.
●	At week 4, patients that received ATI-052 experienced a 40% placebo-adjusted mean improvement from baseline and absolute mean improvement from baseline in PP-NRS.
●	At day 57, patients that received ATI-052 experienced a 43% placebo-adjusted mean improvement in PP-NRS, reflecting a 38% mean absolute improvement in the ATI-052 arm compared with a 5% mean worsening in the placebo arm.
●	At day 57, patients treated with ATI-052 achieved a placebo-adjusted response rate of 33% for a ≥4-point improvement from baseline in PP-NRS.

Pharmacodynamic Results:

●	At day 57, patients treated with ATI-052 experienced a 95% overall improvement in the difference between lesional and non-lesional skin proteome.
●	ATI-052 broadly downregulated inflammatory pathways, with modulation across multiple inflammatory mediators in AD, including Th1, Th2 and Th17/Th22, fibrosis/extracellular matrix remodeling and itch-associated molecular pathways.
●	ATI-052 produced a pronounced reduction of established dupilumab-associated biomarkers and additionally suppressed Th1, Th17 innate and myeloid pathways. Endogenous serum biomarkers, including CCL17, IL-5, and blood eosinophils, were also reduced.

Phase 1b POC Trial in Asthma

The randomized, double-blind, placebo-controlled Phase 1b trial evaluated the safety and tolerability of a single 480 mg dose of ATI-052 compared with placebo in 16 patients with mild-to-moderate asthma and baseline fractional exhaled nitric oxide (“FeNO”) of at least 35 parts per billion. Patients were randomized 3:1 to receive a single 480 mg dose of ATI-052 or placebo. Endpoints for the primary analysis were assessed through day 29. The analysis population consisted of 12 patients in the ATI-052 arm and four patients in the placebo arm.

Primary analysis results from the asthma trial included:

FeNO:

●	At day 15, patients that received ATI-052 experienced a 59% mean reduction from baseline in FeNO, representing a mean absolute reduction of 45 parts per billion, compared with a 15% mean reduction in the placebo arm.
●	A 40% mean reduction from baseline in FeNO was observed at day 29 in patients that received ATI-052.
●	At day 15, 58% of patients that received ATI-052 achieved FeNO normalization, defined as FeNO of 25 parts per billion or less.
●	In a post-hoc analysis, at day 15, patients treated with ATI-052 experienced FeNO reductions of 60% in the eosinophil ≥300 subgroup (T2-high) and 58% in the eosinophil <300 subgroup (T2-low).

Forced Expiratory Volume in One Second (“FEV1”):

●	At day 15, patients that received ATI-052 experienced a 200 mL placebo-adjusted and absolute mean improvement in FEV1.
●	In a post hoc subgroup analysis of patients with baseline pre-bronchodilator FEV1 of less than 80% predicted and qualifying reversibility, patients that received ATI-052 experienced a 350 mL mean improvement from baseline in FEV1 at day 15, compared with a 140 mL mean decrease from baseline in the placebo arm.
●	In a post-hoc analysis, FEV1 improvement was also observed in T2-high and T2-low subgroup populations.

Area Under Reactance Curve (“AX”):

●	In a post-hoc analysis, at day 15, patients treated with ATI-052 experienced a placebo-adjusted AX change of −28 cmH₂O·L⁻¹ in patients with baseline FEV1 <80% predicted and qualifying reversibility.

Safety and Tolerability

ATI-052 was well tolerated across both trials and demonstrated a favorable safety profile. Treatment-emergent adverse events (“TEAEs”) were predominantly Grade 1. There were no Grade 3 or Grade 4 TEAEs, and no adverse events led to study discontinuation. Injection-site reactions were transient, almost exclusively Grade 1 and observed at a low frequency. No conjunctivitis was observed.

Pipeline Update

The Company intends to prioritize the clinical development of ATI-052 initially in eosinophilic esophagitis (“EoE”). The Company intends to initiate a Phase 2b trial of ATI-052 in EoE in early 2027 and expects to provide an update regarding plans for the potential development of ATI-052 in an additional indication in the near term.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s development plans for ATI-052, including its intention to prioritize development of ATI-052 initially in EoE, the timing to initiate a Phase 2b trial of ATI-052 in EoE and the timing and plans to pursue development of ATI-052 in additional indications, the therapeutic potential for ATI-052, and the Company’s preliminary estimate of its cash, cash equivalents and marketable securities as of September 30, 2026. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, potential changes to interim, topline and preliminary data as more subject data become available, the Company’s reliance on third parties over which it may not always have full control, the Company’s ability to enter into strategic partnerships on commercially reasonable terms, the uncertainty regarding the macroeconomic environment and other risks and uncertainties that are described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings the Company makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the “SEC Filings” page of the “Investors” section of the Company’s website at www.aclaristx.com. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release.
99.2	Company Presentation.
104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on October 27, 2026, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: October 27, 2026		Kevin Balthaser
Chief Financial Officer